As filed with the Securities and Exchange Commission on December 10, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-0276860 (I.R.S. Employer Identification No.)

1025 West NASA Boulevard Melbourne, Florida (Address of Principal Executive Offices)	32919 (Zip Code)

HARRIS CORPORATION RETIREMENT PLAN
(Full title of the plan)

Scott T. Mikuen, Esq.
Vice President, Associate General Counsel and Secretary
HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919
(Name and address of agent for service)
(321) 727-9100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed
Title of securities	Amount to be	Proposed maximum	maximum aggregate	Amount of
to be registered	Registered (1)	offering price per share (2)	offering price (2)	registration fee (2)
Common Stock, par value $1.00 per share	1,500,000	$45.46	$68,190,000	$3,805

(1)	This Registration Statement covers up to 1,500,000 shares of common stock, par value $1.00 per share (the “Common Stock”), that may be offered and sold under the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 and as further amended on July 24, 2007, September 19, 2007, June 5, 2008, November 7, 2008 (effective November 6, 2008), March 5, 2009, May 21, 2009 (effective July 1, 2009), August 6, 2009 (effective August 28, 2009) and December 8, 2009 (effective December 31, 2009) (collectively, the “Retirement Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The fee is based on the average of the high ($46.06) and low ($44.85) sales prices of the Registrant’s Common Stock on December 4, 2009, as reported on the New York Stock Exchange.

PART II
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.D.IX
EX-4.E.III
EX-5
EX-15
EX-23.B
EX-24.A
EX-24.B

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,500,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Harris Corporation, a Delaware corporation (the “Registrant”), that may be offered and sold, and an indeterminate number of plan interests that may be offered or sold, under the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 and as further amended on July 24, 2007, September 19, 2007, June 5, 2008, November 7, 2008 (effective November 6, 2008), March 5, 2009, May 21, 2009 (effective July 1, 2009), August 6, 2009 (effective August 28, 2009) and December 8, 2009 (effective December 31, 2009) (collectively, the “Retirement Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-75114) on December 14, 2001 in order to register 1,500,000 shares of Common Stock (and an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions) and an indeterminate number of plan interests, under the Retirement Plan as then in effect. In accordance with Instruction E of the General Instructions to Form S-8, the contents of such earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Registrant (Commission File No. 1-3863) with the Commission, are incorporated into this Registration Statement by reference and made a part hereof:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009, filed with the Commission on August 31, 2009, including portions of the Registrant’s Proxy Statement for the 2009 Annual Meeting of Shareholders to the extent specifically incorporated by reference therein;

2.	The Harris Corporation Retirement Plan’s Annual Report on Form 11-K for the fiscal year ended July 3, 2009, filed with the Commission on November 12, 2009;

3.	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2009, filed with the Commission on October 28, 2009;

4.	The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the Commission on: September 3, 2009 (date of event August 28, 2009); October 5, 2009 (date of event October 2, 2009); October 15, 2009 (date of event October 13, 2009); and October 28, 2009 (date of event October 23, 2009);

5.	The description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description; and

6.	The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3ASR (Registration Statement No. 333-159688), filed with the Commission on June 3, 2009.
     All reports and other documents filed by the Registrant or the Retirement Plan (other than any portion of such filings that are furnished under applicable rules of the Commission rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 11-K filed regarding the Retirement Plan after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
     Certain legal matters in connection with the Common Stock covered by this Registration Statement will be passed upon for the Registrant by Scott T. Mikuen, an employee of the Registrant and its Vice President, Associate General Counsel and Secretary. Mr. Mikuen participates in the Retirement Plan and also owns shares of the Registrant’s Common Stock and options to purchase shares of the Registrant’s Common Stock.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.
     This power to indemnify applies to actions brought by or in the right of the corporation to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the prior paragraphs, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
     The Registrant’s By-Laws provide for indemnification of (among others) the Registrant’s current and former directors and officers to the full extent permitted by law. The Registrant’s By-Laws also provide that expenses (including attorneys’ fees) incurred by any such person in defending actions, suits or proceedings shall be paid or reimbursed by the Registrant promptly upon demand.
     As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate of Incorporation provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit.
     While the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions described in the preceding paragraph apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as a director, and do not apply to officers of the Registrant who are not directors.
     As permitted by the DGCL, the Registrant maintains officers’ and directors’ liability insurance that insures against claims and liabilities (with stated exceptions) that officers and directors of the Registrant may incur in such capacities. In addition, the Registrant has entered into indemnification agreements with each of its directors and officers pursuant to which each director and officer is entitled to be indemnified to the fullest extent allowable under Delaware law.
     The foregoing summaries are subject to the complete text of the DGCL and the Registrant’s Restated Certificate of Incorporation, By-Laws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

4(a)	Restated Certificate of Incorporation of Harris Corporation (1995), as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2008. (Commission File Number 1-3863)

4(b)	By-Laws of Harris Corporation, as amended and restated effective October 24, 2008, incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2008. (Commission File Number 1-3863)

4(c)	Specimen stock certificate for the Registrant’s common stock, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004. (Commission File Number 1-3863)

4(d)(i)	Harris Corporation Retirement Plan (Amended and Restated Effective July 1, 2007), incorporated herein by reference to Exhibit 10(f)(i) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007. (Commission File Number 1-3863)

4(d)(ii)	Amendment Number One to the Harris Corporation Retirement Plan, dated July 24, 2007, incorporated herein by reference to Exhibit 10(f)(ii) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007. (Commission File Number 1-3863)

4(d)(iii)	Amendment Number Two to the Harris Corporation Retirement Plan, dated September 19, 2007, incorporated herein by reference to Exhibit 10(f)(iii) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007. (Commission File Number 1-3863)

4(d)(iv)	Amendment Number Three to the Harris Corporation Retirement Plan, dated June 5, 2008, incorporated herein by reference to Exhibit 10(f)(iv) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2008. (Commission File Number 1-3863)

4(d)(v)	Amendment Number Four to the Harris Corporation Retirement Plan, dated November 7, 2008 and effective November 6, 2008, incorporated herein by reference to Exhibit 10(e) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2009. (Commission File Number 1-3863)

4(d)(vi)	Amendment Number Five to the Harris Corporation Retirement Plan, dated March 5, 2009, incorporated herein by reference to Exhibit 10(f)(vi) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009. (Commission File Number 1-3863)

4(d)(vii)	Amendment Number Six to the Harris Corporation Retirement Plan, dated May 21, 2009 and effective July 1, 2009, incorporated herein by reference to Exhibit 10(f)(vii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009. (Commission File Number 1-3863)

4(d)(viii)	Amendment Number Seven to the Harris Corporation Retirement Plan, dated August 6, 2009 and effective August 28, 2009, incorporated herein by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2009. (Commission File Number 1-3863)

4(d)(ix)	Amendment Number Eight to the Harris Corporation Retirement Plan, dated December 8, 2009 and effective December 31, 2009.

4(e)(i)	Amended and Restated Master Trust Agreement and Declaration of Trust, made as of December 2, 2003, by and between Harris Corporation and The Northern Trust Company, incorporated herein by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2004. (Commission File Number 1-3863)

4(e)(ii)	Amendment to the Harris Corporation Master Trust, dated May 21, 2009, incorporated herein by reference to Exhibit 10(m)(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009. (Commission File Number 1-3863).

4(e)(iii)	Amendment to the Harris Corporation Master Trust, dated December 8, 2009 and effective December 31, 2009.

5	Opinion of Scott T. Mikuen, Esq., Vice President, Associate General Counsel and Secretary of the Registrant, as to the validity of the securities registered hereby.

15	Letter Regarding Unaudited Interim Financial Information.

23(a)	Consent of Scott T. Mikuen, Esq. (included in Opinion in Exhibit 5).

23(b)	Consent of Ernst & Young LLP.

24(a)	Power of Attorney (granted by directors Dattilo, Growcock, Hay, Kaufman, Kenne, Rickard, Swienton and Tookes).

24(b)	Power of Attorney (granted by directors Katen and Stoffel).
     The Registrant hereby undertakes that it will submit, or has submitted, the Retirement Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Retirement Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on December 10, 2009.

HARRIS CORPORATION
By:	/s/ Howard L. Lance
	Name:	Howard L. Lance
	Title:	Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Howard L. Lance Howard L. Lance	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 10, 2009

/s/ Gary L. McArthur Gary L. McArthur	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 10, 2009

/s/ Lewis A. Schwartz Lewis A. Schwartz	Vice President, Principal Accounting Officer (Principal Accounting Officer)	December 10, 2009

/s/ Thomas A. Dattilo* Thomas A. Dattilo	Director	December 10, 2009

/s/ Terry D. Growcock* Terry D. Growcock	Director	December 10, 2009

/s/ Lewis Hay III* Lewis Hay III	Director	December 10, 2009

/s/ Karen Katen* Karen Katen	Director	December 10, 2009

/s/ Stephen P. Kaufman* Stephen P. Kaufman	Director	December 10, 2009

/s/ Leslie F. Kenne* Leslie F. Kenne	Director	December 10, 2009

/s/ David B. Rickard* David B. Rickard	Director	December 10, 2009

/s/ James C. Stoffel* James C. Stoffel	Director	December 10, 2009

Signature	Title	Date

/s/ Gregory T. Swienton* Gregory T. Swienton	Director	December 10, 2009

/s/ Hansel E. Tookes II* Hansel E. Tookes II	Director	December 10, 2009

*By:	/s/ Scott T. Mikuen
Scott T. Mikuen
Attorney-in-Fact pursuant to a power of attorney

     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on December 10, 2009.
HARRIS CORPORATION RETIREMENT PLAN
Employee Benefits Committee,
as Plan Administrator

By:	/s/ Ronald A. Wyse
Ronald A. Wyse, Chairperson

EXHIBIT INDEX

Exhibit No.
Under Reg.
S-K, Item
601	Description
4(a)	Restated Certificate of Incorporation of Harris Corporation (1995), as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2008. (Commission File Number 1-3863)

4(b)	By-Laws of Harris Corporation, as amended and restated effective October 24, 2008, incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2008. (Commission File Number 1-3863)

4(c)	Specimen stock certificate for the Registrant’s common stock, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004. (Commission File Number 1-3863)

4(d)(i)	Harris Corporation Retirement Plan (Amended and Restated Effective July 1, 2007), incorporated herein by reference to Exhibit 10(f)(i) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007. (Commission File Number 1-3863)

4(d)(ii)	Amendment Number One to the Harris Corporation Retirement Plan, dated July 24, 2007, incorporated herein by reference to Exhibit 10(f)(ii) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007. (Commission File Number 1-3863)

4(d)(iii)	Amendment Number Two to the Harris Corporation Retirement Plan, dated September 19, 2007, incorporated herein by reference to Exhibit 10(f)(iii) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007. (Commission File Number 1-3863)

4(d)(iv)	Amendment Number Three to the Harris Corporation Retirement Plan, dated June 5, 2008, incorporated herein by reference to Exhibit 10(f)(iv) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2008. (Commission File Number 1-3863)

4(d)(v)	Amendment Number Four to the Harris Corporation Retirement Plan, dated November 7, 2008 and effective November 6, 2008, incorporated herein by reference to Exhibit 10(e) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2009. (Commission File Number 1-3863)

4(d)(vi)	Amendment Number Five to the Harris Corporation Retirement Plan, dated March 5, 2009, incorporated herein by reference to Exhibit 10(f)(vi) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009. (Commission File Number 1-3863)

4(d)(vii)	Amendment Number Six to the Harris Corporation Retirement Plan, dated May 21, 2009 and effective July 1, 2009, incorporated herein by reference to Exhibit 10(f)(vii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009. (Commission File Number 1-3863)

4(d)(viii)	Amendment Number Seven to the Harris Corporation Retirement Plan, dated August 6, 2009 and effective August 28, 2009, incorporated herein by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2009. (Commission File Number 1-3863)

4(d)(ix)	Amendment Number Eight to the Harris Corporation Retirement Plan, dated December 8, 2009 and effective December 31, 2009.

4(e)(i)	Amended and Restated Master Trust Agreement and Declaration of Trust, made as of December 2, 2003, by and between Harris Corporation and The Northern Trust Company, incorporated herein by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2004. (Commission File Number 1-3863)

4(e)(ii)	Amendment to the Harris Corporation Master Trust, dated May 21, 2009, incorporated herein by reference to Exhibit 10(m)(ii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2009. (Commission File Number 1-3863).

4(e)(iii)	Amendment to the Harris Corporation Master Trust, dated December 8, 2009 and effective December 31, 2009.

5	Opinion of Scott T. Mikuen, Esq., Vice President, Associate General Counsel and Secretary of the Registrant, as to the validity of the securities registered hereby.

Exhibit No.
Under Reg.
S-K, Item
601	Description
15	Letter Regarding Unaudited Interim Financial Information.

23(a)	Consent of Scott T. Mikuen, Esq. (included in Opinion in Exhibit 5).

23(b)	Consent of Ernst & Young LLP.

24(a)	Power of Attorney (granted by directors Dattilo, Growcock, Hay, Kaufman, Kenne, Rickard, Swienton and Tookes).

24(b)	Power of Attorney (granted by directors Katen and Stoffel).